                                Exhibit 10-80

AMENDMENT NO. THREE AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT


        This Amendment No. Three and Waiver to Amended and Restated Credit Agreement (the "Amendment") dated as of DECEMBER 15, 1993, is between Bank of America National Trust and Savings Association (the "Bank") and Carl Karcher Enterprises, Inc. (the "Borrower").


                                    RECITALS

        A. The Bank and the Borrower entered into a certain amended and Restated Credit Agreement dated as of November 20, 1992, as amended by Amendment No. One dated as of April 28, 1993, and by Amendment No. Two and Waiver dated as of September 27, 1993 (the "Agreement").

        B. The Borrower is in default of a certain covenant of the Agreement and has requested the Bank to waive such default.

        C. The Borrower has requested the Bank to amend the Agreement in certain respects.

        D. The Bank has agreed to waive the default and to amend the Agreement but on the terms and conditions herein contained.


                                   AGREEMENT

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2. Amendments.  The Agreement is hereby amended as follows:

        2.1 Paragraph 6.6 of the Agreement is hereby amended in full to read as follows:

            "6.6 Fixed Charge Coverage Ration. To maintain a Fixed Charge Coverage Ratio not less than the ratio indicated at the end of each fiscal period as specified below:

                     Period End                                 Ratio
                     For quarter ending
                     January 31, 1994,
                     calculated on a Four
                     Quarter Rolling Basis                    .94:1.00





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
                     At the end of each fiscal
                     quarter thereafter,
                     calculated on a Four
                     Quarter Rolling Basis                   1.00:1.00

        For purposes of this Agreement, 'Fixed Charge Coverage Ratio' means the following calculation, expressed as a ratio for any fiscal period:
        (a) EBITDA less the net gain realized on sales of fixed assets (or the EBITDA less the net loss incurred on sales of fixed assets) divided by
        (b) the sum of (i) interest and tax expense, (ii) dividends paid,
        (iii) current portion of long-term debt, (iv) current portion of capital leases, and (v) the difference between (A) the total price of fixed assets purchased and (B) the total principal amount of loans and capital leases incurred to finance such purchases and the total amount of cash proceeds realized from any sales of fixed assets; 'EBITDA' means earnings before interest and tax expense, depreciation, amortization, and other non-cash charges. This ratio shall be calculated quarterly using a Four Quarter Rolling Basis. 'Four Quarter Rolling Basis' shall mean the four quarters calculated using the results of the fiscal quarter then most recently ended and the immediately preceding three (3) quarters."

        3. Defaults. The Borrower hereby acknowledges that it breached the following covenant of the Agreement for the fiscal period ending November 1, 1993:

        3.1 Paragraph 6.6 in that the Fixed Charge Coverage Ratio was .94:1.00 and not 1.00:1.00 as required.

        4. Waiver. The Bank hereby waives compliance with the above covenant for the fiscal period ending November 1, 1993.

        5. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) other than the defaults listed above there is no event which is, or with notice of, or lapse of time, or both would be, a default under the Agreement and (b) the representations and warranties in the Agreement are true as of the date of the Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligations by which the Borrower is bound.

        6. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

        6.1  This amendment executed by the Borrower.





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   7. Effect of Amendment and Waivers.  The above waivers shall be limited precisely as written and relate solely to the sections of the Agreement and for the time referred to above. Nothing in the above consents shall be deemed to
(a) constitute a waiver of compliance by the Borrower with respect to any other term, provision or condition of the Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Bank may now have or may have in the future under applicable law or instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions, and conditions of the Agreement and the other documents issued pursuant thereto shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

   This Amendment is executed as of the date stated at the top of the first page.

BANK OF AMERICA NATIONAL TRUST                  CARL KARCHER ENTERPRISES,
AND SAVINGS ASSOCIATION                         INC.



By /s/  Deborah Miller                           By /s/  Richard C. Celio
Title Vice President                             Title   Vice  President,
                                                         General Counsel


By _______________________                       By /s/  Loren Pannier

Title ____________________                       Title Sr. Vice President
                                                       Chief Financial Officer






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